UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

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☐ Definitive Proxy Statement
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Empery Digital Inc. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Empery Digital Files Investor Presentation Outlining Strategy to Capitalize on

AI Infrastructure Opportunity and Create Shareholder Value

Highlights Continued Execution of AI Infrastructure Investment Strategy Alongside Hunt Properties and Hunt Family

Details How ATG Capital is No Longer Pursuing a Liquidation, Yet is Moving Forward with No Plan and Nominees with No Relevant Experience

Recommends Shareholders Vote “FOR” Only Empery Digital’s 9 Nominees using the WHITE Proxy Card

AUSTIN, Texas – September 18, 2026 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) has filed an investor presentation with the Securities and Exchange Commission in connection with its 2026 Annual Meeting of Shareholders (the “Annual Meeting”), which is scheduled to be held on October 14, 2026.

The full presentation is available here.

The Company’s Board of Directors said:

“In just over 14 months, our Board and management team have positioned the Company to capitalize on the most compelling value creation opportunity of our time.”

“ATG Capital is no longer pursuing a liquidation of the Company, yet it offers no credible plan and its director nominees have no relevant experience. Neither ATG nor its nominees have ever requested to meet with the Company Board, the management team or any of the Company’s strategic partners. The Board believes replacing Empery Digital’s experienced and highly-qualified directors with known friends of ATG Capital’s principal, Gabriel Gliksberg, will disrupt our progress and advance Mr. Gliksberg’s efforts to use shareholder money to recuperate ATG Capital’s legal fees. Empery Digital shareholders should reject ATG Capital’s nominees and allow the highly aligned Board that developed this strategy to see it through.”

Highlights of the presentation include:

•	Empery Digital’s nine nominees combine a complementary set of skills that align with our longer-term strategy and are the right team to continue executing upon a strategic plan that we believe will set Empery Digital up for a future of sustained success.
•	The Board and management evaluated a range of options before adopting a well-considered capital allocation strategy focused on AI data center investments, designed to generate near-term cash flow with limited to no incremental capital requirements.
•	The Board and management are aligned with shareholders, beneficially owning 21.2% of the Company, and recognize that Empery Digital’s current share price does not adequately value the Company.
•	ATG Capital refused to engage with the Company, quickly accumulated shares and only demanded complete control of Empery Digital’s Board.
•	After being sanctioned for destroying evidence, ATG Capital retreated from its bid for control and now purports to support the Company’s plans while asking shareholders to replace the critical directors behind that plan, and having the Company reimburse an estimated $9.15 million in expenses, including its litigation fees.
•	ATG Capital has offered no credible plan to create shareholder value, and its nominees lack the energy, power, data center and digital asset operating experience and integrity needed to execute Empery Digital’s strategy.

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Empery Digital strongly encourages all shareholders to vote “FOR” all 9 of Empery Digital’s director nominees and other proposals on the WHITE proxy card and “WITHHOLD” votes for the ATG Nominees. Shareholders must cast their votes on or before 11:59 p.m. Eastern Time on October 13, 2026, to ensure they are counted.

If you have any questions or require assistance with voting your WHITE proxy card, please contact our proxy solicitation firm, Okapi Partners, at 1-877-839-1065 (Toll-Free) or via email at info@okapipartners.com.

About Empery Digital

Empery Digital is focused on building long-term shareholder value through its disciplined capital allocation strategy. The Company employs a bitcoin treasury strategy and is strategically expanding into AI infrastructure and data center investments, partnering with operators that have decades of real-estate and energy infrastructure development experience to capture growth at the intersection of digital assets and next-generation compute. Empery Digital is committed to transparency, efficiency and accountability, applying rigorous decision-making to drive sustainable, long-term shareholder value.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “believe,” “continue,” “execute,” “focus,” “forward,” “future,” “growth,” “opportunity,” “plan,” “strategy,” “will,” “capitalize on” and other words of similar meaning. These forward-looking statements address various matters, which include, without limitation, statements regarding our strategy, future operations, future financial position, return on investments including, but not limited to, statements relating to: the status of the strategic partnership with Hunt Properties and the Hunt Family and expected benefits therefrom; the Company’s strategic partnership with Cardinal Power LLC (“Cardinal”); the ability of the Company and Cardinal to execute on its shared vision for AI infrastructure and to identify, fund and execute on future opportunities and the realization of the expected benefits therefrom; closing under the definitive agreement by EMHU, LLC, a Delaware limited liability company (“EMHU” or the “Partnership”) to purchase 100% of the equity interests of the current holder of a fee simple title to a property in the Midwest and the timing thereof; the signing of the lease and closing of the acquisition of the Midwest facility and the timing regarding the lease execution and closing of the acquisition; the status and proposed conversion of the Midwest property into an AI data center and potential to increase its power capacity; EMHU or its affiliate executing a definitive triple net lease agreement for the Midwest facility with the same or similar terms to the LOI, the expected total net lease payments and returns on investment that may be realized in connection therewith and timing associated therewith; the Company’s plans for future data center-related opportunities; the Company’s plans for future capital allocation; the development of the campus in West Texas and the timing and returns associated therewith, including the timing of expected first power; the Company’s expectations regarding the reimbursement of expenses incurred in connection with its activist defense matters pursuant to its insurance coverage and ATG’s expectations regarding reimbursement; the status of and ability to resolve the matter with ATG Capital and the continued defense and against litigation brought by ATG Capital; the Company’s bitcoin strategy and statements relating to the Company’s ability to create value for shareholders.

Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Applicable risks and uncertainties include the risks and uncertainties regarding, among other things: our ability to keep pace with new technology and changing market needs; changes in business, market, financial, political and regulatory conditions; reduced demand for data centers or decreases in information technology spending; increased competition or available supply of data center capacity; delays or disruptions in connectivity or availability of power; deterioration in the relationship between the Company and Hunt Properties or Cardinal Data Power Inc. (“CDP”), or with potential data center tenants; the significant valuation uncertainty associated with the Company’s data center investments and the Company’s ability to realize a return on such investments; the Company’s limited ability to influence the operations, governance and strategic direction of its minority, non-controlling investments; the ability of CDP and Hunt Properties to negotiate and execute definitive long-term leases on commercially acceptable terms; potential delays or other impediments in the development of proposed data centers; the Company’s operations and business, including the highly volatile nature of the price of bitcoin and other cryptocurrencies; the Company’s stock price may be highly correlated to the price of the digital assets that it holds; increased competition in the industries in which the Company operates; significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; the treatment of crypto assets for U.S. and foreign tax purpose; the Company’s ability to generate revenues from sales and generate cash from financing of inventory, sale of its products and bitcoin derivatives; significant decrease in the market value of the Company’s bitcoin holdings; the Company’s ability to obtain additional financing through equity or debt offerings, obtain borrowings from financing arrangements or generate cash from the sale of bitcoin and the competitive environment of our business. Other risks and uncertainties include those identified under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025, (as amended by Form 10-K/A filed with the SEC on April 21, 2026), and in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, and any subsequent filings with the SEC.

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As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements reflect our views as of the date hereof. We do not assume and specifically disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Important Additional Information

The Company has filed a definitive proxy statement on Schedule 14A and an accompanying white proxy card with the SEC. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE 2026 ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE 2026 ANNUAL MEETING. Stockholders will be able to obtain a free copy of the Company’s definitive proxy statement, accompanying white proxy card, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at https://ir.emperydigital.com/sec-filings/all-sec-filings.

The Company, its directors and certain of its officers and employees are participants in the solicitation of proxies from shareholders in connection with the 2026 Annual Meeting. Information regarding the identity of the participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement.

Empery Digital Contacts

For Sales: sales@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

For Media: Nicholas Leasure / Jacqueline Zuhse: teamemperydigital@reevemark.com

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